EXHIBIT 10.12
[Series _]
FORM OF
LIBERTY GLOBAL, INC.
2005 NONEMPLOYEE DIRECTOR INCENTIVE PLAN
RESTRICTED SHARE UNITS AGREEMENT
     THIS RESTRICTED SHARE UNITS AGREEMENT (“Agreement”) is made as of April 20, 2007 (the “Effective Date”), by and between LIBERTY GLOBAL, INC., a Delaware corporation (the “Company”), and the individual whose name, address, and social security/payroll number appear on the signature page hereto (the “Grantee”).
     The Company has adopted the Liberty Global, Inc. 2005 Nonemployee Director Incentive Plan (the “Plan”), a copy of which is attached to this Agreement as Exhibit A and by this reference made a part hereof, for the benefit of eligible Nonemployee Directors of the Company. Capitalized terms used and not otherwise defined herein will have the meaning given thereto in the Plan.
     Pursuant to the Plan, the Board has determined that it would be in the best interest of the Company and its stockholders to award restricted share units to Grantee, subject to the conditions and restrictions set forth herein and in the Plan, in connection with an amendment to Grantee’s outstanding option to purchase 21,550 shares of the Company’s Series ___common stock (Grant No. M                     ) to increase the exercise price thereof.
     The Company and the Grantee therefore agree as follows:
     1. Definitions. The following terms, when used in this Agreement, have the following meanings:
          “Business Day” means any day other than Saturday, Sunday or a day on which banking institutions in Denver, Colorado, are required or authorized to be closed.
          “Cause” has the meaning specified for “cause” in Section 10.2(b) of the Plan.
          “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.
          “Company” has the meaning specified in the preamble to this Agreement.
          “Direct Registration System” means the book-entry registration system maintained by the Company’s stock transfer agent, pursuant to which shares of LBTY___are held in non-certificated form for the benefit of the registered holder thereof.
          “Effective Date” has the meaning specified in the preamble to this Agreement.
          “Grantee” has the meaning specified in the preamble to this Agreement.

          “LBTY_” means the Series ___common stock, par value $.01 per share, of the Company.
          “Plan” has the meaning specified in the recitals to this Agreement.
          “Required Withholding Amount” has the meaning specified in Section 14 of this Agreement.
          “Restricted Share Units” has the meaning specified in Section 2 of this Agreement. Restricted Share Units represent an Award of Restricted Shares that provides for the shares of Common Stock subject to the Award to be issued at or following the end of the Restriction Period within the meaning of Article VIII of the Plan.
          “RSU Dividend Equivalents” means, to the extent specified by the Board only, an amount equal to all dividends and other distributions (or the economic equivalent thereof) which are payable to stockholders of record during the Restriction Period on a like number and kind of shares of Common Stock as the shares represented by the Restricted Share Units.
     2. Grant of Restricted Share Units. Subject to the terms and conditions herein, pursuant to the Plan, the Company grants to the Grantee effective as of the Effective Date the number of restricted share units set forth on the signature page hereto (the “Restricted Share Units”), each representing the right to receive one share of LBTY___subject to the conditions and restrictions set forth below and in the Plan.
     3. Settlement of Restricted Share Units. Settlement of Restricted Share Units shall be made on January 5, 2008 (the “Settlement Date”) in the form of shares of LBTY_, together with any related RSU Dividend Equivalents, in accordance with Section 7.
     4. Stockholder Rights; RSU Dividend Equivalents. The Grantee shall have no rights of a stockholder with respect to any shares of LBTY___represented by any Restricted Share Units unless and until such time as shares of LBTY___represented by vested Restricted Share Units have been delivered to the Grantee in accordance with Section 7. Grantee will have the right to receive and retain such RSU Dividend Equivalents, if any, as the Board may in its sole discretion designate. Grantee will have no right to receive, or otherwise with respect to, any RSU Dividend Equivalents until the Settlement Date and, if the Restricted Share Units are forfeited for any reason in accordance with Section 6 of this Agreement, the related RSU Dividend Equivalents will be automatically forfeited. RSU Dividend Equivalents shall not bear interest or be segregated in a separate account.
     5. Vesting. Unless the Board otherwise determines in its sole discretion, subject to earlier vesting in accordance with Section 6(a)(i) of this Agreement or Section 10.1(b) of the Plan and subject to the last sentence of this Section 5, the Restricted Share Units shall become vested, and the restrictions with respect thereto shall lapse, on the Settlement Date. On the Settlement Date, any RSU Dividend Equivalents with respect to the Restricted Share Units will become vested to the extent that the related Restricted Share Units shall have become vested in accordance with this Agreement. Notwithstanding the foregoing, Grantee will not vest, pursuant to this Section 5, in Restricted Share Units as to which Grantee would otherwise vest on the Settlement Date if Grantee’s service as a Nonemployee Director terminates for any reason specified in Section 6(a)(i) or (ii), or a breach of any applicable restrictions, terms or conditions with respect to such Restricted Share Units has occurred, at any time after the Effective Date and prior to the Settlement Date (the vesting or forfeiture of such shares to be governed instead by Section 6).
     6. Early Vesting or Forfeiture.
     (a) Unless otherwise determined by the Board in its sole discretion:
(i)	If Grantee’s service as a Nonemployee Director terminates by reason of Grantee’s death or Disability, the Restricted Share Units, to the extent not theretofore vested, and any RSU Dividend Equivalents with respect to the Restricted Share Units, will immediately become fully vested; provided that the settlement of such vested Restricted Share Units and the related RSU Dividend Equivalents shall, in any event, occur on the Settlement Date.

(ii)	If Grantee’s service as a Nonemployee Director terminates prior to the Settlement Date as a result of Cause (as determined by the Board) or the resignation by Grantee, then the Restricted Share Units, to the extent not theretofore vested, together with any related RSU Dividend Equivalents, will be forfeited immediately.

(iii)	If Grantee breaches any restrictions, terms or conditions provided in or established by the Board pursuant to the Plan or this Agreement with respect to the Restricted Share Units prior to the Settlement Date (including any attempted or completed transfer of any such unvested Restricted Share Units contrary to the terms of the Plan or this Agreement), the unvested Restricted Share Units, together with any related RSU Dividend Equivalents, will be forfeited immediately.
          (b) Upon forfeiture of any unvested Restricted Share Units and any related RSU Dividend Equivalents, such Restricted Share Units and any related RSU Dividend Equivalents will be immediately cancelled, and Grantee will cease to have any rights with respect thereto.
     7. Delivery by Company. On the Settlement Date following the vesting of Restricted Share Units and the related RSU Dividend Equivalents pursuant to Sections 5 or 6 hereof or Section 10.1(b) of the Plan, and subject to the withholding referred to in Section 13 of this Agreement, the Company will deliver or cause to be delivered to or at the direction of the Grantee (i) (a) a certificate or certificates issued in Grantee’s names for the shares of LBTY___represented by such vested Restricted Share Units, (b) a statement of holdings reflecting that the shares of LBTY___represented by such vested Restricted Share Units are held through the Direct Registration Statement, or (c) a confirmation of deposit of such vested Restricted Share Units, in book-entry form, into the broker’s account designated by Grantee, (ii) any securities constituting any related vested RSU Dividend Equivalents by any applicable method specified in clause (i)

above, and (iii) any cash payment constituting related vested RSU Dividend Equivalents. Any delivery of securities will be deemed effected for all purposes when (1) a certificate representing or statement of holdings reflecting such securities and, in the case of RSU Dividend Equivalents, any other documents necessary to reflect ownership thereof by Grantee has been delivered personally to the Grantee or, if delivery is by mail, when the Company or its stock transfer agent has deposited the certificate or statement of holdings and/or such other documents in the United States mail, addressed to the Grantee, or (2) confirmation of deposit into the designated broker’s account of such securities, in written or electronic format, is first made available to Grantee. Any cash payment will be deemed effected when a check from the Company, payable to or at the direction of the Grantee and in the amount equal to the amount of the cash payment, has been delivered personally to or at the direction of the Grantee or deposited in the United States mail, addressed to the Grantee or his or her nominee.
     8. Nontransferability of Restricted Share Units Before Vesting.
          (a) Before vesting and during Grantee’s lifetime, the Restricted Share Units and related RSU Dividend Equivalents are not transferable (voluntarily or involuntarily) other than pursuant to a Domestic Relations Order. In the event of transfer pursuant to a Domestic Relations Order, the unvested Restricted Share Units and related RSU Dividend Equivalents so transferred shall be subject to all the restrictions, terms and provisions of this Agreement and the Plan, and the transferee shall be bound by all applicable provisions of this Agreement and the Plan in the same manner as Grantee.
          (b) The Grantee may designate a beneficiary or beneficiaries to whom the Restricted Share Units, to the extent then vesting, and any related RSU Dividend Equivalents will pass upon the Grantee’s death and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Company on the form annexed hereto as Exhibit B or such other form as may be prescribed by the Board, provided that no such designation will be effective unless so filed prior to the death of Grantee. If no such designation is made or if the designated beneficiary does not survive Grantee’s death, the Restricted Share Units, to the extent then vesting, and any related RSU Dividend Equivalents will pass by will or the laws of descent and distribution. Following Grantee’s death, the person to whom such vested Restricted Share Units and any related RSU Dividend Equivalents pass according to the foregoing will be deemed the Grantee for purposes of any applicable provisions of this Agreement.
     9. Adjustments. The Restricted Share Units and any related RSU Dividend Equivalents will be subject to adjustment in the sole discretion of the Board and in such manner as the Board may deem equitable and appropriate in connection with the occurrence following the Effective Date of any of the events described in Section 4.2 of the Plan.
     10. Company’s Rights. The existence of this Agreement will not affect in any way the right or power of the Company or its stockholders to accomplish any corporate act, including, without limitation, the acts referred to in Section 10.15 of the Plan.
     11. Limitation of Rights. Nothing in this Agreement or the Plan will be construed to give Grantee any right to be granted any future Award other than in the sole discretion of the

Board or the Grantee or any other person any interest in any fund or in any specified asset or assets of the Company or any of its Subsidiaries. Neither Grantee nor any person claiming through Grantee will have any right or interest in the shares of LBTY___represented by any Restricted Share Units or any related RSU Dividend Equivalents unless and until there shall have been full compliance with all the terms, conditions and provisions of this Agreement and the Plan which affect Grantee or such other person.
     12. Restrictions Imposed by Law. Without limiting the generality of Section 10.7 of the Plan, the Company shall not be obligated to deliver any shares of LBTY___represented by vested Restricted Share Units or securities constituting any RSU Dividend Equivalents if counsel to the Company determines that the issuance or delivery thereof would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange upon which shares of LBTY___or such other securities are listed or quoted. The Company will in no event be obligated to take any affirmative action in order to cause the delivery of shares of LBTY___represented by vested Restricted Share Units or securities constituting any RSU Dividend Equivalents to comply with any such law, rule, regulation, or agreement. Any certificates representing, any such securities issued or delivered under this Agreement may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws.
     13. Withholding. To the extent that the Company is subject to withholding tax requirements under any national, state, local or other governmental law with respect to the award of the Restricted Share Units to Grantee or the vesting thereof, or the designation of any RSU Dividend Equivalents as payable or distributable or the payment or distribution thereof, the Grantee must make arrangement satisfactory to the Company to make payment to the Company of the amount required to be withheld under such tax laws, as determined by the Company (collectively, the “Required Withholding Amount”). To the extent such withholding is required because the Grantee vests in some or all of the Restricted Share Units, the Company shall withhold (i) from the shares of LBTY_ represented by vested Restricted Share Units and otherwise deliverable to the Grantee a number of shares of LBTY___and/or (ii) from any related RSU Dividend Equivalents otherwise deliverable to the Grantee an amount of such RSU Dividend Equivalents, which collectively have a value (or, in the case of securities withheld, a Fair Market Value), equal to the Required Withholding Amount, unless Grantee remits the Required Withholding Amount to the Company in cash in such form and by such time as the Company may require or other provisions for withholding such amount satisfactory to the Company have been made. Notwithstanding any other provisions of this Agreement, the issuance or delivery of any Restricted Share Units and related RSU Dividend Equivalents, whether or not vested, may be postponed until any required withholding taxes have been paid to the Company.
     14. Notice. Unless the Company notifies the Grantee in writing of a different procedure, any notice or other communication to the Company with respect to this Agreement will be in writing and will be delivered personally or sent by United States first class mail, postage prepaid, sent by overnight courier, freight prepaid or sent by facsimile and addressed as follows:

Liberty Global, Inc.
12300 Liberty Boulevard
Englewood, CO 80112
Attn: General Counsel
Fax: 303-220-6691
     Any notice or other communication to the Grantee with respect to this Agreement will be in writing and will be delivered personally, or will be sent by United States first class mail, postage prepaid, to the Grantee’s address as listed in the records of the Company on the Effective Date, unless the Company has received written notification from the Grantee of a change of address.
     15. Amendment. Notwithstanding any other provision hereof, this Agreement may be supplemented or amended from time to time as approved by the Board as contemplated in Section 10.6(b) and Section 10.17 of the Plan. Without limiting the generality of the foregoing, without the consent of the Grantee,
          (a) this Agreement may be amended or supplemented from time to time as approved by the Board (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or (ii) to add to the covenants and agreements of the Company for the benefit of the Grantee or surrender any right or power reserved to or conferred upon the Company in this Agreement, subject to any required approval of the Company’s stockholders and, provided, in each case, that such changes will not adversely affect the rights of the Grantee with respect to the Award evidenced hereby, or (iii) to make such other changes as the Company, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in or of the interpretation of, any law or governmental rule or regulation, including any applicable federal or state securities laws; and
          (b) subject to any required action by the Board or the stockholders of the Company, the Restricted Share Units granted under this Agreement may be canceled by the Company and a new Award made in substitution therefor, provided that the Award so substituted will satisfy all of the requirements of the Plan as of the date such new Award is made and no such action will adversely affect any Restricted Share Units that are then vested.
     16. Status as Director. Nothing contained in this Agreement, and no action of the Company or the Board with respect hereto, will confer or be construed to confer on the Grantee any right to continue as a director of the Company or interfere in any way with the right of the Company or its shareholders to terminate the Grantee’s status as a director at any time, with or without cause.
     17. Nonalienation of Benefits. Except as provided in Section 9 of this Agreement, (i) no right or benefit under this Agreement will be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same will be void, and (ii) no right or benefit hereunder will in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Grantee or other person entitled to such benefits.
     18. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Colorado. Each party irrevocably submits to the general jurisdiction of the state and federal courts located in the State of Colorado in any action to interpret or enforce this Agreement and irrevocably waives any objection to jurisdiction that such party may have based on inconvenience of forum.
     19. Construction. References in this Agreement to “this Agreement” and the words “herein,” “hereof,” “hereunder” and similar terms include all Exhibits and Schedules appended hereto. This Agreement is entered into, and the Award evidenced hereby is granted, pursuant to the Plan and shall be governed by and construed in accordance with the Plan and the administrative interpretations adopted by the Board thereunder. The word “include” and all variations thereof are used in an illustrative sense and not in a limiting sense. All decisions of the Board upon questions regarding this Agreement will be conclusive. Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan will control. The headings of the sections of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and will in no way modify or restrict any of the terms or provisions hereof.
     20. Duplicate Originals. The Company and the Grantee may sign any number of copies of this Agreement. Each signed copy will be an original, but all of them together represent the same agreement.
     21. Rules by Board. The rights of the Grantee and the obligations of the Company hereunder will be subject to such reasonable rules and regulations as the Board may adopt from time to time.
     22. Entire Agreement. This Agreement is in satisfaction of and in lieu of all prior discussions and agreements, oral or written, between the Company and the Grantee regarding the subject matter hereof. The Grantee and the Company hereby declare and represent that no promise or agreement not herein expressed has been made and that this Agreement contains the entire agreement between the parties hereto with respect to the Award and replaces and makes null and void any prior agreements between the Grantee and the Company regarding the Award. This Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns.
     23. Grantee Acceptance. The Grantee will signify acceptance of the terms and conditions of this Agreement by signing in the space provided at the end hereof and returning a signed copy to the Company.
[Signature Page Follows]

Signature Page to Restricted Share Units Agreement
dated as of April 20, 2007, between Liberty Global, Inc. and Grantee

LIBERTY GLOBAL, INC.

By:

Name:	Elizabeth M. Markowski
Title:	Senior Vice President

ACCEPTED:

Grantee Name:
Address:

Social Security Number:

Grant No.    R-
Number of Restricted Share Units (LBTY_) awarded:

Exhibit A
to
Restricted Share Units Agreement
dated as of April 20, 2007, between Liberty Global, Inc. and Grantee

A-1

Exhibit B
to
Restricted Share Units Agreement (Series   )
dated as of April 20, 2007, between Liberty Global, Inc. and Grantee
Designation of Beneficiary
     I,                                             (the “Grantee”), hereby declare that upon my death                                  (the “Beneficiary”) of
                                                      Name
,
     Street Address                                                City                                                     State                                                Zip Code
who is my                                                                   , will be entitled to the
                                 Relationship to Grantee
Restricted Share Units vesting upon my death and all other rights accorded the Grantee by the above-referenced grant agreement (the “Agreement”).
     It is understood that this Designation of Beneficiary is made pursuant to the Agreement and is subject to the conditions stated herein, including the Beneficiary’s survival of the Grantee’s death. If any such condition is not satisfied, such rights will devolve according to the Grantee’s will or the laws of descent and distribution.
     It is further understood that all prior designations of beneficiary under the Agreement are hereby revoked and that this Designation of Beneficiary may only be revoked in writing, signed by the Grantee, and filed with the Company prior to the Grantee’s death.

Date	Grantee

B-1